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                                                               Exhibit (a)(1)(C)

                             BAYCORP HOLDINGS, LTD.

            NOTICE OF GUARANTEED DELIVERY OF SHARES OF COMMON STOCK

     This Notice of Guaranteed Delivery, or one substantially in form hereof, must be used to accept the tender offer by BayCorp Holdings, Ltd. if:

          1. certificates evidencing shares of common stock, $.01 par value per share, of BayCorp Holdings, Ltd. are not immediately available or cannot be delivered to the Depository before the expiration date;

          2. the procedure for book-entry transfer described in the Offer to Purchase and the related Letter of Transmittal cannot be completed on a timely basis; or

          3. time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually-signed facsimile of the Letter of Transmittal) or an "agent's message" in the case of a book-entry transfer (as defined in the Offer to Purchase), and any other required documents, to reach the Depository prior to the Expiration Date (as defined in the Offer to Purchase).

     This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by overnight courier, mail, facsimile transmission or hand to the Depository. See Section 6 of the Offer to Purchase.

           To: AMERICAN STOCK TRANSFER AND TRUST COMPANY, Depository

                             By Overnight Courier:

                                 59 Maiden Lane
                               New York, NY 10038

             By Mail:                  By Facsimile Transmission:                  By Hand:
                                      (eligible institutions only)
          59 Maiden Lane                                                        59 Maiden Lane
        New York, NY 10038                   (718) 765-8718                   New York, NY 10038
                                    Confirm Facsimile by Telephone:
                                             (800) 937-5449
                                        (for confirmation only)

     For this Notice to be validly delivered, it must be received by the Depository at the above address before the offer expires. Delivery of this Notice to another address will not constitute a valid delivery. Deliveries to BayCorp Holdings, Ltd. or the book-entry transfer facility will not be forwarded to the Depository and will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an eligible guarantor institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

                         NOTICE OF GUARANTEED DELIVERY

     By signing this Notice of Guaranteed Delivery, you tender to BayCorp Holdings, Ltd. at the purchase price stated in the Offer to Purchase, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal, receipt of which you hereby acknowledge, the number of shares specified below pursuant to the guaranteed delivery procedure described in Section 6 of the Offer to Purchase.

Number of shares to be tendered:  ------------------------------ shares.
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                                    ODD LOTS
                (SEE INSTRUCTION 8 TO THE LETTER OF TRANSMITTAL)

     Complete this section ONLY if you own, or are tendering on behalf of a person who owns, beneficially or of record, an aggregate of fewer than 100 shares and are tendering all shares owned by such person.

     You either (check one box):

[ ] are the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

[ ]  are a broker, dealer, commercial bank, trust company, or other nominee that
     (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares owned by such person.

                               CONDITIONAL TENDER
               (SEE INSTRUCTION 13 TO THE LETTER OF TRANSMITTAL)

     You may condition your tender of shares on BayCorp Holdings, Ltd. purchasing a specified minimum number of your tendered shares, as described in
Section 9 of the Offer to Purchase. Unless the minimum number of shares you indicate below is purchased by BayCorp Holdings, Ltd. in the offer, none of the shares you tendered will be purchased. It is your responsibility to calculate the minimum number of shares that must be purchased, if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

[ ] The minimum number of shares that must be purchased, if any are purchased, is: __________ shares.

     If because of proration, the minimum number of shares that you designated above will not be purchased, BayCorp Holdings, Ltd. may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked this box:

[ ]  The tendered shares represent all shares held by me.

                              PLEASE TYPE OR PRINT

           ---------------------------------------------------------
                        CERTIFICATE NOS. (IF AVAILABLE)

           ---------------------------------------------------------

           ---------------------------------------------------------
                                    NAME(S)

           ---------------------------------------------------------

           ---------------------------------------------------------
                                  ADDRESS(ES)

           ---------------------------------------------------------
                      AREA CODE(S) AND TELEPHONE NUMBER(S)
                                   SIGN HERE

           ---------------------------------------------------------
SIGNATURE

Dated:
      --------------------------------------------------------------

If Shares will be tendered by book-entry transfer, check this box: [ ] Account Number:
               -----------------------------------------------------

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                             GUARANTEE OF DELIVERY
                  (NOT TO BE USED FOR A SIGNATURE GUARANTEE.)

     The undersigned, a bank, broker, dealer, credit union, savings association, or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association, or other entity that is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "eligible institution"), guarantees the delivery to the Depository of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depository's account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal), an agent's message in the case of a book-entry transfer or the specific acknowledgement in the case of a tender through the automated tender offer program of the book-entry transfer facility, and any other required documents, all within three (3) American Stock Exchange trading days after the date of receipt by the Depository of this Notice of Guaranteed Delivery.

     The eligible institution that completes this form must communicate the guarantee to the Depository and must deliver the Letter of Transmittal and certificates representing shares to the Depository within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.

Authorized Signature:
                     --------------------------------

Name:
     ------------------------------------------------
                       (PLEASE PRINT)

Title:
      -----------------------------------------------

Name of Firm:
             ----------------------------------------
Address:
        ---------------------------------------------

        ---------------------------------------------
                      (INCLUDING ZIP CODE)

Telephone Number:
                 ------------------------------------

Date:
     ------------------------------------------------

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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